Exhibit 10.1

BUSINESS LOAN AND SECURITY AGREEMENT

THIS BUSINESS LOAN AND SECURITY AGREEMENT (this "Agreement") is made and entered into effective for all purposes as of the 1st day of July, 2009, by and between (a) CALEDONIA CAPITAL CORPORATION, a Delaware corporation ("Lender"), having an address at 19441 Golf Vista Plaza, Suite 360, Leesburg, VA 20176; and (b) STEELCLOUD, INC., a Virginia corporation (the "Borrower"), having an address at 13962 Park Center Road, Herndon, VA 20171.

WITNESSETH

WHEREAS, Lender has agreed to make a loan (the "Loan") to the Borrower in the maximum principal amount of TWO HUNDRED FIFTY THOUSAND AND 001100 DOLLARS ($250,000.00), which Loan is evidenced by that certain Secured Promissory Note ("Note") of even date herewith by Borrower payable to Lender's order, bearing interest from the date thereof on the outstanding balances at the rate or rates set forth in the Note, with interest and principal being payable in accordance with the terms contained in the Note for the purpose of financing Borrower's short-term working capital needs; and

WHEREAS, as a further inducement to Lender's agreement to make the Loan to Borrower, the Lender has required that Borrower execute this Agreement for the purposes of further securing the due performance of the indebtedness evidenced by the Note.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth, it is hereby mutually covenanted and agreed as follows:

1.           Borrower's Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

1.1               Borrower is a corporation, duly formed, validly existing and in good standing under the laws of the Commonwealth of Virginia and is in good standing and qualified to do business in all other jurisdictions in which the conduct of its business requires it to be qualified.

1.2               All actions on the part of Borrower which are necessary or appropriate to permit consummation of the Loan, granting the security therefore contemplated hereby, and all other transactions and undertakings relating to the Loan have been duly authorized by all necessary and appropriate action.

1.3               The consummation of the Loan, execution of this Agreement and all other agreements or undertakings entered into by Borrower in connection with the Loan (collectively the "Loan Documents") do not contravene, violate or cause a default under, and will not contravene, violate or cause a default under any other covenant, agreements, arrangement, venture, undertaking, law, order, ordinance or regulation entered into by or binding upon Borrower. No consent or approval of any governmental or public body or any other party is required in connection with the consummation of the Loan, delivery of the security for the Loan or execution and delivery of the documents evidencing and securing the Loan.

1.4              Borrower is not in default under any loan, covenant, agreement, undertaking, order, regulation or the like which may affect the validity or enforceability of the Loan, nor is Borrower the subject of any pending or, to Borrower's knowledge, threatened litigation, the violation or adverse determination of which would have a material adverse affect on the financial condition of the Borrower.

1.5              This Agreement, has been properly executed and constitutes valid and legally binding obligations of Borrower, and is fully enforceable against Borrower in accordance with its terms.

1.6              Except as otherwise disclosed in the Borrower's filings with the Securities and Exchange Commission (the "SEC"), there are no claims, losses, contingencies, litigation or other proceedings pending or, to the best of Borrower's knowledge, threatened against Borrower before any court or administrative agency which would adversely affect the ability of Borrower to enter into and perfoiin under this Agreement.

1.7              All balance sheets, profit and loss statements, projections and other financial information submitted by Borrower to the Lender (including without limitation (i) all financial information concerning the Borrower as set forth in the Form S-1 Registration Statement of the Borrower filed with the SEC on April 22, 2009, and as thereafter amended, (ii) quarterly operating expense and cash flow statements for the third and fourth quarters of 2009 which represent estimates that the Borrower has prepared based on the available information as of the date thereof, and (iii) financial projection for the period commencing as of the fourth quarter of 2009 through the fourth quarter of 2011 which represent estimates that the Borrower has prepared based on the available information as of the date thereof) are true, correct and complete as of the date thereof and present fairly the Borrower's financial condition as of the date thereof, and since the date of such financial statements there has been no material adverse change in the condition of Borrower, financial or otherwise.

1.8              Borrower is the sole legal and beneficial owner of the Collateral (defined below) all of which is free and clear of all liens or encumbrances of any form or nature.

1.9              Borrower has filed all U.S., state and local tax returns required to be filed or has obtained extensions and has paid or made provision for payment of all taxes due pursuant thereto.

1.10            Borrower is not a party to any agreement or other instrument or subject to any other restriction which materially adversely affects its business, properties, assets, operations or conditions, financial or otherwise, except as disclosed to the Lender regarding the potential transition of its Integration and Services businesses.

1.11            This Agreement does not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading; and there is no other fact not disclosed in writing to Lender which, to the knowledge of Borrower, materially and adversely affects the business, properties or condition (financial or otherwise) of Borrower.

1.12            Borrower's SEC filings adequately represent the state of the Borrower's business and financial condition, which the Borrower has represented to the Lender to be dire.

1.13            All e-mail correspondence provided by Borrower to Lender regarding (i) a proposed host licensing program between Borrower and Research in Motion, and (ii) proposed agreement between the Borrower and Dell Computers regarding production and distribution of the SteelWorks® Mobile appliance, is true, correct and complete.

1.14            All representations and warranties made by Borrower herein shall survive the making and delivery of the Note contemplated hereby.

2.           Security Interest in Collateral. As collateral security for the Loan and any and all other liabilities and obligations of the Borrower to Lender hereunder and/or any documents evidencing or securing the Loan, whether now existing or hereafter created or arising, direct or indirect, matured or unmatured, and whether absolute or contingent, joint, several or joint and several, and no matter how the same may be evidenced or shall arise (hereinafter collectively referred to as the "Obligations"), Borrower does hereby pledge and assign, unto Lender, and does hereby grant unto Lender a security interest pursuant to the Uniform Commercial Code as enacted in the Commonwealth of Virginia (the "UCC") in and to all of Borrower's right, title and interest in and to the SteelWorks® Mobile integrated server appliance, whether now owned or hereafter acquired by Borrower, including without limitation, corporate and business books and records related thereto, inventions, designs, patents, patent applications, trademarks, trade names, service marks, service names, trade secrets, copyrights, registrations, licenses, franchises, customer lists, computer programs, source codes, mask works, hardware, software, web servers, website service contracts, internet connection contract or line lease, website hosting service contract, website license agreements, back-up copies of website content, scripts, codes, technology escrow agreements, website content development agreements, all rights, of whatever form, in and to instructional material, and connectors and all parts, accessories, additions, substitutions, or options together with all property or equipment used in connection with any of the above or which are used to operate or cause to operate any features, special applications, format controls, options or software of any or all of the above-mentioned items and all present and future proceeds and products thereof, in any form whatsoever (collectively, the "Collateral").

3.           Covenants Regarding Collateral.      Borrower warrants to and covenants with Lender as follows:

(a)               Payment. To pay and perform all of the Obligations secured by this Agreement according to their respective terms.

(b)            Defend. To defend the title to the Collateral against all persons and all claims and demands whatsoever, which Collateral, except for the security interest granted hereby, is lawfully owned by the Borrower. The Borrower agrees not to transfer legal or equitable title to the Collateral to any other party without the Lender's prior written consent. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or otherwise to Lender or to which the Lender has specifically consented in writing.

(c)            Assurance of Title. On demand of the Lender, to do the following: furnish further assurance of title, execute any written agreement or do any other acts necessary to effectuate the purposes and provisions of this Agreement, execute any instrument or statement required by law or otherwise in order to perfect, continue or terminate the security interest of the Lender in the Collateral and pay all costs of filing in connection therewith. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. Lender may at any time, and without further authorization from Borrower, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Borrower hereby authorizes Assignee to file from time to time such UCC-1 financing statements and documents with the United States Patent and Trademark Office as may be necessary or desirable in order to perfect Lender's security interest in the Collateral. To the extent the Collateral consists of receivables due from the United States of America or any agency thereof, Borrower agrees to execute and deliver such other instruments as may be necessary or advisable to comply with the Assignment of Claims Act of 1940 (as amended).

(d)             Possession. To retain possession of the Collateral during the existence of this Agreement and not to sell, exchange, assign, loan, deliver, lease, or otherwise dispose of same except in the ordinary course of Borrower's business or mortgage any of the Collateral without the written consent of the Lender.

(e)            Location. To keep the Collateral at the Borrower's principal place of business described above and at the addresses set forth in the introductory paragraph of this Agreement, as the same may be amended from time to time, and not remove same without the prior written consent of the Lender.

(f)            Liens. To keep the Collateral free and clear of all liens, charges, encumbrances, taxes and assessments.

(g)            Taxes. To pay, when due, all taxes, assessments and license fees relating to the Collateral.

(h)            Repairs. To keep the Collateral, at the Borrower's own cost and expense, in good repair and condition and not to misuse, abuse, waste or allow same to deteriorate except for normal wear and tear and to make same available for inspection by the Lender at all reasonable times.

(i)              Insurance. To keep the Collateral insured against loss by fire (including extended coverage), theft and other hazards as the Lender may require and to obtain collision insurance if applicable. Policies shall be obtained from responsible insurers acceptable to the Lender. Certificates of insurance or policies naming the Lender as a loss payee shall be deposited with the Lender which is authorized, but under no duty, to obtain such insurance upon failure of the Borrower to do so, and any insurance so obtained by the Lender may insure the Lender's interest in such Collateral only or the Borrower's and the Lender's interests therein, at the Lender's sole and exclusive option. The Borrower shall promptly reimburse the Lender for the cost of obtaining such insurance upon demand. The Borrower shall give immediate written notice to the Lender and to insurers of loss or damage to the Collateral and shall promptly file proofs of loss with insurers. The Borrower hereby appoints the Lender the attorney for the Borrower in obtaining, adjusting, and cancelling any such insurance and endorsement of settlement drafts, provided such terms are commercially reasonable, and hereby assigns to the Lender all sums which may become payable under such insurance, including return premiums and dividends, as additional security for the Obligations.

(j)              Change of Address. To immediately notify the Lender in writing of any change in or discontinuance of the Borrower's places of business.

(k)             Enforceability of Collateral. To the extent the Collateral consists of accounts, contract rights, chattel paper, or general intangibles, the Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral.

(1)              Inspections. Lender and its designated representatives and agents shall have the right at all reasonable times to examine, inspect and audit the Collateral wherever located.

(m)             ERISA. Borrower represents and warrants that except with respect to liabilities which may result from recent reductions in staff, Borrower has not incurred (a) any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), or (b) any liability to the Pension Benefit Guaranty Corporation established under ERISA, in connection with any "Plan" (hereinafter defined) established or maintained by Borrower. As used herein, the term "Plan" shall mean any plan subject to Title IV of ERISA and maintained for employees of Borrower, or of any member of a controlled group of corporations as defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which Borrower is a part.

(n)             Environmental Provisions. Borrower covenants and agrees that the conduct of Borrower's business operations will not violate any present or future federal, state or local laws, rules or ordinances pertaining to environmental protection (the "Environmental Laws"). Borrower hereby indemnifies and agrees to hold harmless Lender and its present and future directors, officers, employees and agents from any and all clean-up costs, fines, charges, expenses, fees, including any attorneys' fees, now or hereafter incurred by Lender in the event that Borrower or its conduct is determined to be or to have been in violation of any of the Environmental Laws. Borrower's obligations under this paragraph shall survive the repayment of the Obligations and the termination, satisfaction or release of this Agreement.

4.            Borrower's Operations. Until the Obligations secured hereby have been paid in full:

4.1              Preservation of Collateral.     Borrower shall not sell, exchange, assign, deliver, in or otherwise dispose of all or any portion of the Collateral except in the ordinary course of Borrower's business or pledge, hypothecate or grant additional security interests in all or any portion of the Collateral without the prior written consent of Lender.

4.2              Borrower's Existence and Rights.     Borrower shall maintain its corporate existence and qualification in the Commonwealth of Virginia and in all other states in which the conduct of its business requires it to be qualified and shall not, without the prior written consent of the Lender in each instance, amend or modify any provision of Borrower's Articles of Incorporation or By-laws.

4.3              Adverse Claims.        Borrower shall immediately advise Lender, in writing, of any claims made against Borrower by any person or entity which, if adversely determined, would or might have a material adverse affect on the business prospects or financial condition of the Borrower.

4.4              Use of Loan Proceeds. The proceeds of the Loan shall be used only for working capital purposes.

4.5              Transfer of Assets. Borrower shall not sell, exchange, assign, loan, deliver, lease, mortgage or otherwise dispose of any of its assets.

4.6              Merger, Acquisition, Change of Status. Borrower shall not merge or consolidate with any company or enterprise, nor acquire or purchase any other company or enterprise, nor enter into any partnership, joint venture or otherwise substantially change its legal structure, nor create any subsidiaries, nor change the general character of its business as it is presently conducted, nor dissolve or cease to be a going concern, except as disclosed to the lender regarding the potential transition of its Integration and Services businesses without the prior written consent of the Lender which consent shall not be unreasonably withheld.

5.            Financial Records - Inspection. The Borrower will maintain or cause to be maintained full, complete, accurate and adequate records and books of account in accordance with generally accepted accounting principles consistently applied and will permit the Lender and the duly authorized agents, attorneys and accountants of the Lender to examine, copy and inspect its records and books of account at all reasonable times during business hours upon reasonable notice. In addition, the Borrower will furnish or cause to be furnished to the Lender with reasonable promptness, such financial information, reports or statements as the Lender may from time to time reasonably request.

6.            Warrants.     As a condition of Lender's agreeing to make the Loan, Borrower has agreed to grant to Lender the right to purchase from time to time up to 625,000 shares of Common Stock par value $0.001 per share, of the Company (the "Common Stock") at a purchase price of $0.15 for each share of Common Stock so purchased, in accordance with the terms of a certain Common Stock warrant in the form set forth as Schedule A hereof (the "Warrant").

7.            Events of Default.    Any one or more of the following events shall be considered an Event of Default hereunder and under each of the Loan Documents:

(a)             If Borrower shall fail to pay when due any principal, interest or other sum owing on any of the Obligations when due; or

(b)             If Borrower shall fail to perform any other covenant or agreement herein, in the Warrant or in any of the other Loan Documents and such default continues uncorrected for a period of thirty (30) days after written notice of such default from Lender to Borrower; or

(c)             If any warranty or representation of Borrower made to the Lender shall be untrue or misleading in any material respect; or

(d)             If a trustee or receiver is appointed for Borrower or for all or a substantial part of Borrower's assets; or if Borrower makes a general assignment for the benefit of creditors; or if Borrower files for bankruptcy; or if an involuntary bankruptcy petition is filed against Borrower and such petition is not dismissed within forty-five (45) days after the filing of the same; or

(e)             If any property of Borrower pledged or hypothecated to Lender, or any deposit account held by Lender, is levied upon or attached or further encumbered, or garnished or the Collateral shall otherwise be impaired and same is not removed within thirty (30) days after written notice thereof from Lender to Borrower, as determined by Lender; or

(1)              If there occurs any material adverse change in the financial condition of the Borrower or value of the Collateral, as determined by Lender; or

(g)             If a final judgment is entered against Borrower, and the same is not discharged, appealed (provided such appeal stays such judgment) or satisfied within thirty (30) calendar days; or

(h)             If Borrower is liquidated or dissolved.

8.           Remedies Upon Event of Default.

At any time after the occurrence of an Event of Default, Lender may, without any further notice or demand, exercise the following rights and remedies, in addition to the rights and remedies available to Lender under any of the other Loan Documents, the rights and remedies of a secured party under the Uniform Commercial Code and all other rights and remedies available to the Lender under law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently; (a) declare any or all of the Obligations not already due to be immediately due and payable; (b) enforce, by any proceedings or otherwise, any of the Obligations; (c) take exclusive possession of any or all of the Collateral from time to time and/or place a custodian in exclusive possession of any or all of the Collateral from time to time, and so far as Borrower may give authority therefore, enter upon any premises on which any of the Collateral may be situated and remove the same therefrom, Borrower hereby waiving any and all rights to prior notice and to judicial hearing with respect to repossession of Collateral, and/or require Borrower, at Borrower's expense, to assemble and deliver any or all of the Collateral to such place or places as Lender may reasonably request; (d) enforce any liens or security interests securing the Obligations, including collecting or liquidating all or any part of the Collateral or other security or selling, assigning, leasing, renting, licensing or otherwise disposition of all or any part of the Collateral or other security or any interest therein, in one or more parcels, at the same or different times, at public of private sale or disposition, or otherwise; (e) demand, compromise, collect, sue for and receive any money or property at any time due, payable or receivable on account of any or all accounts, promissory notes or other instruments, guaranties, letters of credit, chattel paper, security agreements, contract rights, tax refunds or general intangibles of Borrower constituting Collateral, or on account of any or all other debts, liabilities or obligations payable to Borrower constituting Collateral; (f) endorse Borrower's name on any promissory notes or other instruments, checks, drafts, money orders or other items of payment constituting Collateral, or collections or other proceeds of Collateral, that may come into Lender's possession or control from time to time; and/or (g) terminate, or cease extending credit under, any or all outstanding commitments or credit accommodations of Lender to Borrower. Borrower agrees that commercial reasonableness and good faith require Lender to give Borrower no more than ten days prior written notice of the time and place of any public disposition or any other intended disposition is to be made. All sales or other dispositions of Collateral may be made for cash, upon credit or for future delivery. In no event shall Borrower be credited with any part of the proceeds of liquidation, sale or other disposition of any Collateral until final payment thereon has been received by Lender in immediately available funds, and Lender shall have no obligation to delay any liquidation, sale or other disposition because the same may result in the imposition of any forfeiture, premium or penalty.

9.           Lender's Right to Perform.     If Borrower shall default in the performance when due of any other provisions of this Agreement, Lender may perform the same for Borrower's account and any moneys expended in so doing shall be chargeable with interest at the rate after default provided in the Note, and shall be added to the indebtedness secured hereby.

10.           Miscellaneous.

(a) No Oral Modification. No provision hereof may be waived or modified orally, but all such waivers or modifications shall be in writing and shall be mutually agreed to by both parties hereto.

(b)  Merger and Integration. This Agreement and the other Loan Documents constitute the entire agreement of the parties with respect to the matters covered and the transactions contemplated hereby and thereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein or therein shall be valid or binding upon any party.

(c)  Termination. This Agreement shall continue in full force and effect for so long as Borrower shall be indebted to Lender, and thereafter until Lender shall have actually received written notice of the termination hereof from Borrower and until all liabilities of Borrower to Lender incurred or contracted before receipt of such notice shall have been fully and irrevocably paid, plus applicable interest, fees, costs and attorneys' fees, if any.

(d)  Costs of Collection. In addition to any other sums payable by Borrower with reference to the Obligations, after the occurrence of any Event of Default, Borrower agrees to pay Lender's costs of collection and reasonable attorneys' fees incurred in the enforcement of any provision hereof or collection of any of the Obligations, whether suit be brought or not.

(e)  Survival and Redating. All representations, warranties, covenants and agreements made in the Loan Documents shall survive the making of the lom or loans contemplated hereby, shall continue in full force and effect until this Agreement shall have been terminated.

   (f)  Notices. Any notice or other communication in connection with this Agreement shall be in writing and shall be delivered personally or sent by mail, and shall be deemed to have been given when personally delivered or deposited in the mail, postage prepaid, provided that any such notice or communication shall be addressed to a party hereto to the address set forth in the introductory paragraph of this Agreement (or at such other address as such party shall specify in writing to the other parties hereto).

   (g)  Captions. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.
   (h)  Time of Essence. Time is of the essence with respect to the provisions of

   (i)  Multiple Debtors. The term "Borrower", if more than one, shall mean each and every party comprising the Debtor, and each such party shall be jointly and severally liable for the payment of the Obligations and the performance of the terms hereof.

   (j)  Gender, Number. Whenever used herein, the singular shall include the plural, the plural shall include the singular, and the use of the masculine, feminine or neuter gender shall include all genders.

   (k)  Governing Law; Successors and Assigns. This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

this Agreement.

(1) Fees and Expenses. The Borrower agrees to pay reasonable costs and expenses (not to exceed $10,000.00) incurred by the Lender in connection with the Note, this Agreement and the other Loan Documents including, but not limited to, reasonable attorneys' fees and expenses, recording costs, title search fees and the like.

IN WITNESS WHEREOF, this Agreement has been executed under seal as of the day and year first above written.

LENDER:

CALEDONIA CAPITAL CORPORATION

By:	/s/ Edward M. Murchie
Edward M. Murchie, President

BORROWER:

STEELCLOUD, INC.

By:	/s/ Brian H. Hajost
Brian H. Hajost
President & CEO